Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-148811 and 333-180482) of A. H. Belo Corporation of our report dated March 5, 2015, relating to the consolidated financial statements of Wanderful Media LLC for the year ended December 31, 2014, appearing in this Annual Report on Form 10-K of A. H. Belo Corporation for the year ended December 31, 2014.
/s/ Moss Adams LLP
San Francisco, California
March 5, 2015